EXHIBIT 99.1


                              [IN TOUCH MEDIA LOGO]


                         Confidential Binding Term Sheet
                         -------------------------------

Issuer:                    In Touch Media Group, Inc. (the "Company")

Symbol:                    OTCBB: ITOU

Amount:                    $550,000 U.S. Dollars (the "Financing")

Investors:                 Vicis Capital Master Fund and Midtown Partners & Co.,
                           LLC (the "Investors")

Securities:                Warrant re-pricing

Closing Date:              On or before May 5, 2006, (the "Closing")

Warrants:                  SERIES A-1 WARRANTS:

                           For good and valuable consideration of ten ($.10) cents per underlying share all Series A-1 and Series M-2 warrants outstanding to Investors shall be re-priced to $.0001. Copies are attached as Exhibit 1.

                           SERIES A-2 WARRANT (REPLACEMENT)

                           The Investors shall be issued common stock purchase warrants (the "Series A-2 and Series M-5 Warrants") in an amount equal to one hundred percent (100%) of the number of Series A-1 and Series M-2 Warrants re-priced to $.0001. The Series A-2 and Series M-5 Warrants shall have a term of six (6) years from the effective date and shall have an exercise price equal to thirty ($.30) cents. The Series A-2 and Series M-5 Warrants shall not contain a call feature. Copies are attached as Exhibit 2.

Registration Rights:       The Company shall file a new Registration Statement
                           under the Securities Act of 1933, as amended, to register all of the securities originally registered in the November 30, 2005 financing (See Registration
                           No. 333-131267) including the common shares underlying the newly created Series A-2 and Series
                           M-5 Warrants. The Company will use its best efforts to file this Registration Statement within forty-five
                           (45) days of the Closing. All


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                           of the terms of the Registration Rights Agreement
                           entered into between the parties shall remain in full force and effect. The parties agree that the Registration Rights Agreement shall apply to the newly created Series A-2 and Series M-5 Warrants issued to the Investors. However, if such registration is not effective within (12) months the warrant shall contain a cashless exercise provision entitling investor to tack for 144.

Confidentiality:           This Term Sheet is confidential, and none of its
                           provisions or terms shall be disclosed to anyone who is not a prospective purchaser of the securities contemplated herein, an officer or director of the Company or their agent, adviser or legal counsel, unless required by law. This Term Sheet will be an Exhibit to a Form 8-K.

Use of Proceeds:           General corporate purposes

Governing Law:             State of Florida

Placement Agent:           Midtown Partners & Co., LLC

Escrow Agent:              Bush Ross, PA

Legal Fees:                The Company shall pay $5,000 of non-accountable legal
                           and due diligence expenses of the Investors at the Closing. The Company will timely pay all outstanding legal fees to Johnson, Pope, Bokor, Ruppel & Burns,
                           LLP out of the Closing proceeds and shall include a $10,000 retainer to commence immediate legal work on the Registration Statement referred to above.

Covenant:                  No fees will be paid to any investment banker or
                           finder in connection with this offering. $50,000 of said proceeds will be kept in attorney's escrow to be used at Investors discretion for IR/PR.

Permitted Refinancing:     This warrant repricing shall be considered a
                           "Permitted Refinancing" pursuant to the Note and Warrant Purchase Agreement dated November 30, 2005
                           (the "Agreement"). Accordingly, the parties agree that the repricing of the Series A-1 and Series M-2
                           Warrants will

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                           not trigger anti-dilution rights to any party which
                           participated in the November 30, 2005 financing.

Waiver of Call Rights:     The Company agrees that any rights to call or
                           otherwise redeem any of the Warrants issued as part of the November 30, 2005 financing are hereby waived.

Legally Binding:           All of the terms and conditions of the Agreement,
                           Senior Convertible Promissory Note, Registration
                           Rights Agreement, and related Warrants entered into between the parties effective November 30, 2005 shall, unless modified by this Term Sheet, remain in full force and effect.

Cooperation:               The parties will cooperate in fulfilling the intent
                           of this Term Sheet and the legal obligations created hereby and agree to enter into any other document or agreement as reasonably requested by the other party or their respective counsel.


AGREED AND ACCEPTED:

VICIS CAPITAL MASTER FUND                       IN TOUCH MEDIA GROUP, INC.

By: VICIS CAPITAL, LLC                          By: /s/ Laura Betterly
                                                    ----------------------------
By:                                                 Laura Betterly, President
    ----------------------------
                                                MIDTOWN PARTNERS & CO., LLC
As: Member
                                                By:
                                                    ----------------------------
                                                Its:
                                                    ----------------------------



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